As filed with the Securities and Exchange Commission on May 18, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                            77-0212977
        (State or other jurisdiction of      (IRS employer identification
        incorporation or organization)       number)

                           50 West San Fernando Street
                           San Jose, California 95113
   (Address, including zip code, of registrant's principal executive offices)
                                   -----------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                              (full title of plan)
                  --------------------------------------------

                                  ANN B. CURTIS
    Executive Vice President, Chief Financial Officer and Corporate Secretary
                               Calpine Corporation
                           50 West San Fernando Street
                           San Jose, California 95113
                                 (408) 995-5115
(Name, address and telephone number, including area code, of agent for service)

                                  ------------
                                  With copy to:

                            D. Michael Lefever, Esq.
                               Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004
                                 (202) 662-6000
                                  ------------

                         CALCULATION OF REGISTRATION FEE


Title Of Each                Proposed       Proposed
  Class Of                    Maximum        Maximum
 Securities      Amount      Offering       Aggregate        Amount of
   To Be          To Be      Price Per      Offering        Registration
Registered     Registered      Share          Price             Fee
-------------  ----------    ---------      ---------       ------------

Common Stock,   1,000,000    $104.7188 (2)  $104,718,750      $27,646
$.001 par       shares(1)
value.......

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of Calpine Corporation.

(2) Calculated in accordance with Rule 457(h) under the 1933 Act on the basis of the average of the high and low sales prices per share of Common Stock on May 11, 2000, as reported by the New York Stock Exchange.

================================================================================
                                        1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Calpine Corporation (the "Corporation") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on February 29, 2000.

     (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, as filed with the Commission on May 15, 2000.

     (c) The Corporation's Current Reports on Form 8-K as filed with the Commission on February 9, 2000 (two reports), March 30, 2000, and April 3, 2000.

     (d) The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission on August 20, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Corporation's Certificate of Incorporation, consistent with the provisions of the Delaware General Corporation Law, provides that a director of the Corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derives an improper personal benefit. The Certificate of Incorporation further provides that, if the Delaware General Corporation Law is amended to reduce further the liability of a corporation's directors for breaches of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the law as so amended.

     The Corporation's Bylaws provide that the Corporation is required to indemnify its directors, and that the Board of Directors in its discretion has the power on behalf of the Corporation to indemnify the officers, employees and other agents of the Corporation, in each case to the full extent permitted by law. The Corporation believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits the Corporation to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Corporation upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

     The Corporation has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Corporation, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Corporation (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Corporation. The Corporation believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number        Description
-------       -----------

4.1            The Amended and  Restated  Certificate  of  Incorporation  of the
               Corporation  is  incorporated  by reference to the  Corporation's
               Registration  Statement on Form S-1  (Registration  Statement No.
               33-73160).

4.2            The  Amended  and  Restated   Bylaws  of  the   Corporation   are
               incorporated   by  reference  to  the  5.1  Opinion  of  Lisa  M.
               Bodensteiner,  General  Counsel  of  the  Corporation,  regarding validity of

23.2           Consent of Arthur Andersen LLP

24.1           Power of Attorney of Susan C. Schwab

24.2           Power of Attorney of George J. Stathakis

24.3           Power of Attorney of Jeffrey E. Garten

24.4           Power of Attorney of John O. Wilson

24.5           Power of Attorney of V. Orville Wright

Item 9.  Undertakings.

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;
                                       3

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933 , as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  The   undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of May, 2000.

                                    Calpine Corporation

                                    By:/s/ Peter Cartwright
                                      ---------------------
                                           Peter Cartwright

                                       President, Chief Executive Officer, and
                                       Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                          Title                             Date
    ---------                          -----                             ----

/s/ Peter Cartwright   President, Chief Executive Officer and       May 18, 2000
--------------------   Chairman of the Board (Principal
    Peter Cartwright   Executive Officer)


/s/ Ann B.Curtis       Executive Vice President, Chief Financial    May 18, 2000
--------------------   Officer, and Corporate Secretary and
    Ann B. Curtis      Director (Principal Officer and
                       Principal Accounting Officer)

           *
        ----------------
           Susan B. Schwab                      Director            May 18, 2000

           *
        ----------------
           George J. Stathakis                  Director            May 18, 2000

           *
        ----------------
           Jeffrey E. Garten                    Director            May 18, 2000

           *
        ----------------
           John O. Wilson                       Director            May 18, 2000

           *
        ----------------
           V. Orville Wright                    Director            May 18, 2000


*By Power of Attorney

/s/ Ann B. Curtis
-----------------
    Ann B. Curtis

                                  Exhibit Index


Exhibit
Number         Description
-------        -----------

4.1            The Amended and  Restated  Certificate  of  Incorporation  of the
               Corporation  is  incorporated  by reference to the  Corporation's
               Registration  Statement on Form S-1  (Registration  Statement No.
               33-73160).

4.2            The  Amended  and  Restated   Bylaws  of  the   Corporation   are
               incorporated   by  reference  to  the  5.1  Opinion  of  Lisa  M.
               Bodensteiner,  General  Counsel  of  the  Corporation,  regarding validity of Common Stock.

23.2           Consent of Arthur Andersen LLP

24.1           Power of Attorney of Susan C. Schwab

24.2           Power of Attorney of George J. Stathakis

24.3           Power of Attorney of Jeffrey E. Garten

24.4           Power of Attorney of John O. Wilson

24.5           Power of Attorney of V. Orville Wright
